EXHIBIT 5.1

June 6, 2016

CoLucid Pharmaceuticals, Inc.

222 Third Street, Suite 1320

Cambridge, MA 02142

Re:	Form S-3 Registration Statement Filing

Ladies and Gentlemen:

We have acted as counsel for CoLucid Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the proposed offer and sale from time to time of the following securities (the “Securities”) having an aggregate initial offering price of up to $150,000,000 plus any additional Securities that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement:

•	preferred stock of the Company (the “Preferred Stock”) issuable in one or more series, directly or in exchange for or upon the conversion of other Preferred Stock or Debt Securities (as defined below) or upon the exercise of Warrants (as defined below),

•	common stock, $0.0001 par value, of the Company (the “Common Stock”), issuable directly or in exchange for or upon conversion of Preferred Stock or Debt Securities or upon the exercise of Warrants,

•	warrants to purchase Preferred Stock or Common Stock (collectively, the “Warrants”),

•	one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.6 to the Registration Statement), and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”),

•	rights to purchase shares of Common Stock or Preferred Stock (the “Rights”), and

•	units comprised of two or more of the foregoing (the “Units”).

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

Each series of Preferred Stock is to be issued from time to time under the certificate of incorporation of the Company (the “Certificate of Incorporation”) and one or more certificates of designation (each, a “Certificate of Designation”) to be approved by the Board of Directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance the General Corporation Law of the State of Delaware (the “DGCL”). The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company and a warrant agent to be named by the Company (the “Warrant Agent”). The Rights may be issued under one or more rights agreements in a form to be filed and incorporated into the Registration Statement with appropriate insertions (each a “Rights Agreement”) to be entered into by and between the Company and a bank, trust company or other financial institution to be identified therein as rights agent. The Units may be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement with appropriate insertions (each a “Unit Agreement”) to be entered into by and between the Company and the agent named therein. The Certificate of Incorporation, each Certificate of Designation, each Warrant Agreement, each Rights Agreement and each Unit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a duly constituted committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

We have examined the Registration Statement, the Certificate of Incorporation and the by-laws (the “By-Laws”) of the Company. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In expressing our opinions below, we have assumed, with your consent, that:

•	the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Securities Act of 1933 and will comply with all applicable laws;

•	the Registration Statement will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

•	no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

•	a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

•	the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

•	the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

•	a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (if applicable);

•	at the time any Securities or Governing Documents are authorized, issued, executed, delivered, acknowledge or filed (as the case may be), the Company will remain duly organized, validly existing and in good standing under the DGCL, there will not have occurred any change in law or in the Certificate of Incorporation or By-Laws affecting such authorization, issuance, execution, delivery or filing, and no relevant Corporate Proceedings will have been modified or rescinded;

•	the terms of the Securities will be established in conformity with the applicable Governing Documents and so as not to violate or be void under any applicable law;

•	the Securities will be issued (i) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings (or, to the extent provided in the applicable Corporate Proceedings, upon exchange or conversion of any other Securities in accordance with the terms of such other Securities and the related Governing Documents), which consideration shall be lawful, and (ii) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings;

•	the number or amount of any Securities issued will not exceed the then remaining unreserved and unissued number or amount of such Securities authorized for issuance in the applicable Governing Documents;

•	any Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, or as a component of, any offered Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities);

•	and indenture for the Debt Securities will be qualified under the Trust Indenture Act of 1939;

•	all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company; and

•	none of the authorization, issuance, execution, acknowledgment, delivery or filing of any Securities or Governing Documents, nor compliance by the Company with its obligations thereunder, will violate, conflict with or constitute a default or event of default under, or require any filings with or approval of any court or governmental body under, the Certificate of Incorporation or By-Laws as then in effect, any law then applicable to the Company, any agreement or instrument then binding upon the Company, or any then effective order of any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, and (d) in the case of Preferred Stock issuable in exchange for or upon conversion of other Preferred Stock or upon the exercise of Warrants or Rights or as components of Units, completion of the actions in respect of such other Preferred Stock, Warrants, Units and Rights referred to in paragraph 3, 4 or 5 hereof or in this paragraph 1 (as the case may be), such Preferred Stock will be duly and validly issued, fully paid and nonassessable;

2. with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (c) in the case of Common Stock issuable in exchange for or upon conversion of Preferred Stock or upon the exercise of Warrants or Rights or as components of Units, completion of the actions in respect of such Preferred Stock, Warrants, Units and Rights referred to in paragraph 1, 3, 4 or 5 hereof (as the case may be), such Common Stock will be duly and validly issued, fully paid and nonassessable;

3. with respect to any Warrants, upon (a) the due authorization, execution and delivery of the Warrant Agreement pursuant to which such Warrants are to be issued, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Warrants, (c) the due authorization, execution and delivery of such Warrants against payment therefor in accordance with the terms of such Warrant Agreement or Warrant, (d) the due authentication of such Warrants by the Warrant Agent pursuant to such Warrant Agreements, and (e) in the case of Warrants issuable as a component of Units, completion of the actions in respect of such Units referred to in paragraph 5 hereof, such Warrants will be valid and binding obligations of the Company;

4. with respect to any Rights, upon (a) the due authorization, execution and delivery of the Rights Agreement pursuant to which such Rights are to be issued, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Rights, (c) the due authorization, execution and delivery of such Rights Agreement against payment therefor in accordance with the terms of such Rights Agreement or Rights, (d) the deposit of the shares of Common Stock or Preferred Stock underlying such Rights with the applicable rights agent, and (e) in the case of Rights issuable as components of Units, completion of the actions in respect of such Units referred to in paragraph 5 hereof, such Rights will be valid and binding obligations of the Company;

5. with respect to any Units, upon (a) the due authorization, execution and delivery of the Unit Agreement pursuant to which such Units are to be issued, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Units, (c) the due authorization, execution, registration of issuance and delivery of any certificates evidencing such Units against payment therefor in accordance with the terms of such Unit Agreement and Units, and (d) deposit of the Securities underlying such Units with the applicable units agent, such Units will be valid and binding obligations of the Company; and

6. with respect to any Debt Securities, upon (a) the Applicable Indenture being duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Debt Securities including the specific terms of a particular series of Debt Securities having been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, (c) the due authorization, execution, authentication, registration of issuance and delivery of any certificates or notes evidencing such Debt Securities against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and (d) in the case of Debt Securities issuable as components of Units, completion of the actions in respect of such Units referred to in paragraph 5 hereof, such Debt Securities will be the valid and binding obligations of the Company;

except, that, to the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transactions, fraudulent conveyance, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceedings in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms (including with respect to providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy) and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

We do not express any opinion herein concerning any law other than the DGCL, the laws of the State of Minnesota and, solely for purposes of the Debt Securities, the laws of the State of New York. We have assumed for purposes of this opinion that the law governing the Warrants, Rights and Units is the law of the State of Minnesota and the law governing the Debt Securities is the law of the State of New York.

We express no opinion as to (A) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (B) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (C) waivers of rights or defenses, (D) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (E) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (F) the creation, validity, attachment, perfection, or priority of any lien or security interest, (G) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (H) waivers of broadly or vaguely stated rights, (I) provisions for exclusivity, election or cumulation of rights or remedies, (J) provisions authorizing or validating conclusive or discretionary determinations, (K) grants of setoff rights, (L) proxies, powers and trusts, (M) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (N) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (O) any provision that provides for rights or remedies upon a change in the composition of the Board of Directors, and (P) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related prospectus and any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act and related prospectus with respect to the Securities.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

FAEGRE BAKER DANIELS LLP

/s/ Jonathan R. Zimmerman

Jonathan R. Zimmerman